UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 12, 2017
____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

On October 12, 2017, WEC Energy Group, Inc. (the “Company”) filed a Current Report on Form 8‑K (the “Original 8‑K”) to report that Allen L. Leverett, Chief Executive Officer of the Company, had been hospitalized and was receiving medical treatment for a stroke and that Gale E. Klappa had been appointed to act as Chief Executive Officer on an interim basis. On November 13, 2017, the Company filed Amendment No. 1 on Form 8‑K/A (the “First Amendment”) to amend the Original 8‑K to update the status of Mr. Leverett’s recovery and rehabilitation work and to reaffirm Mr. Klappa’s appointment. The Company is filing this Amendment No. 2 on Form 8-K/A to amend the Original 8-K for the sole purpose of disclosing the compensation arrangement of Mr. Klappa in connection with his current service as Chairman and Chief Executive Officer. Except for the foregoing, this Amendment No. 2 does not amend the Original 8‑K in any way and does not modify or update any other disclosures contained in the Original 8‑K or the First Amendment. Accordingly, this Amendment No. 2 should be read in conjunction with the Original 8‑K and the First Amendment.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As first reported in the Original 8‑K filed on October 12, 2017, the Board of Directors of the Company appointed Mr. Klappa to act as Chief Executive Officer while Mr. Leverett recovers from the effects of the stroke he suffered and until such time as Mr. Leverett is able to reassume those responsibilities. As reported in the First Amendment filed on November 13, 2017, the Board of Directors reaffirmed that Mr. Klappa will serve on a full-time basis as Chairman of the Board of Directors and Chief Executive Officer of the Company while Mr. Leverett continues to recover.

In recognition of Mr. Klappa’s service in these unusual circumstances, on December 7, 2017, the Compensation Committee of the Company’s Board of Directors approved, and the Company entered into, an employment agreement with Mr. Klappa. Pursuant to the agreement, Mr. Klappa will be paid $2,000,000 for his service as Chief Executive Officer in 2017. In 2018, Mr. Klappa will receive base pay of $1,425,000 and is eligible to participate in the Company’s Short-Term Performance Plan (the “STPP”), with a target award of 120% of base pay. Should his STPP award be prorated to reflect partial year employment in 2018, Mr. Klappa will receive a make-whole amount from the Company so that he receives annual incentive compensation as if the STPP had applied for the full calendar year. Mr. Klappa will also participate in the Company’s long-term incentive plan, with a target award of 342% of base pay. The long-term award, which is expected to be granted in January 2018, will be comprised of 80% restricted stock and 20% stock options. Mr. Klappa is also eligible to participate in all other benefits provided by the Company to its other senior executives.

The terms and conditions of the options to be granted to Mr. Klappa are consistent with those of options granted to other senior executives of the Company. The same is true of the shares of restricted stock to be granted to Mr. Klappa, except that the shares vest on the one year anniversary of the grant date and become fully vested if Mr. Klappa resigns for “good reason”. Good reason means a material diminution in Mr. Klappa’s duties or responsibilities, including the appointment of a successor Chief Executive Officer. Restricted stock awards granted to other senior executives customarily vest in three equal annual installments beginning one year from the date of grant and do not include full vesting upon resignation for good reason. The complete terms and conditions of Mr. Klappa’s restricted stock award are attached as Exhibit 10.2.

In 2018, Mr. Klappa will not receive any non-executive director compensation during his tenure as Chairman and Chief Executive Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10 Material Contracts

10.1 Letter Agreement by and between WEC Energy Group, Inc. and Gale Klappa, dated December 7, 2017.

10.2 Terms and Conditions Governing Gale Klappa’s Restricted Stock Award under the 1993 Omnibus Stock Incentive Plan as amended and restated effective as of May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: December 8, 2017	William J. Guc, Vice President and Controller

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